     As filed with the Securities and Exchange Commission on April 29, 2002
                         Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             RWD TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                         Maryland                                                 52-1552720
             (State or other jurisdiction of                         (I.R.S. Employer Identification No.)
              incorporation or organization)

              10480 Little Patuxent Parkway
                        Suite 1200
                    Columbia, Maryland                                               21044
         (Address of principal executive offices)                                 (Zip Code)

        RWD TECHNOLOGIES, INC. AMENDED 1998 OMNIBUS STOCK INCENTIVE PLAN
    RWD TECHNOLOGIES, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plans)

               (Name, address and telephone
                number of agent for service)                                      (Copy to:)
               LAURENS MACLURE, JR., ESQUIRE                           RICHARD C. TILGHMAN, JR., ESQUIRE
                  RWD Technologies, Inc.                               Piper Marbury Rudnick & Wolfe LLP
               10480 Little Patuxent Parkway                                   6225 Smith Avenue
                        Suite 1200                                      Baltimore, Maryland 21209-3600
               Columbia, Maryland 21044-3530                                    (410) 580-3000
                     (410) 730-4377

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                               Proposed           Proposed
                                            Amount             Maximum            Maximum            Amount of
                                             to be             Offering          Aggregate         Registration
Title of Securities to be Registered      Registered      Price Per Unit (4) Offering Price (4)       Fee (4)
--------------------------------------------------------------------------------------------------------------------
Amended 1998 Omnibus Stock Incentive    2,000,000(1)(3)         $3.60            $7,200,000           $662.40
Plan
     Common Stock, par value $0.10
per share
====================================================================================================================
Amended and Restated Employee Stock       400,000(2)(3)         $3.60            $1,440,000           $132.48
Purchase Plan
     Common Stock, par value $0.10
per share
====================================================================================================================
TOTAL                                   2,400,000(3)            $3.60            $8,640,000           $794.88
====================================================================================================================

(1) An aggregate of 7,500,000 shares of Common Stock may be offered or issued pursuant to the RWD Technologies, Inc. Amended 1998 Omnibus Stock Incentive Plan, 3,500,000 of which were previously registered on Form S-8 (File No. 333-42760), 2,000,000 of which were previously registered on Form S-8 (File No. 333-60593) and 2,000,000 of which are registered on this Form S-8.

(2) An aggregate of 875,000 shares of Common Stock may be offered or issued pursuant to the RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan, 300,000 of which were previously registered on Form S-8 (File No. 333-89093), 175,000 of which were previously registered on Form S-8 (File No. 333-50199) and 400,000 of which are registered on this Form S-8.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions and an indeterminate number of plan participation interests to be offered or sold pursuant to the RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan.

(4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of RWD Technologies, Inc. Common Stock reported on the Nasdaq National Market on April 25, 2002 (i.e., $3.60). Pursuant to Rule 457(h)(2), no separate registration fee is provided for the participation interests in the Amended and Restated Employee Stock Purchase Plan. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

                           INCORPORATION BY REFERENCE

         In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by RWD Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 333-42760), with respect to securities offered pursuant to the Company's Amended 1998 Omnibus Stock Incentive Plan and the contents of the Registration Statement filed by the Company with the Commission (File No. 333-89093), with respect to securities offered pursuant to the Company's Amended and Restated Employee Stock Purchase Plan, are hereby incorporated by reference.

         All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                    EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION
------     -----------

4.1 RWD Technologies, Inc. Amended 1998 Omnibus Stock Incentive Plan (incorporated by reference to the Company's Schedule 14A, Definitive Proxy Statement, filed with the Commission on April 6, 2000, File No. 000-22145)

4.2 Amendment No. 1 to the RWD Technologies, Inc. Amended 1998 Omnibus Stock Incentive Plan (filed herewith)

4.3        RWD Technologies, Inc. Amended and Restated
           Employee Stock Purchase Plan (incorporated by reference to the Company's Schedule 14A, Definitive
           Proxy Statement, filed with the Commission on April
           5, 1999, File No. 000-22145)

4.4 Amendment No. 1 to the RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan (filed herewith)

4.5 Articles of Amendment and Restatement of the Charter (incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-1, dated February 14, 1997 (File No. 333-21779), as amended)

4.6 Amended and Restated Bylaws (incorporated by reference to the Exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 000-22145))

5.1 Opinion of Counsel for the Registrant regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith)

23.1       Consent of Counsel (contained in Exhibit 5.1)

23.2       Consent of Independent Public Accountants (filed herewith)

24.1       Power of Attorney (filed herewith)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-8 Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on the 26th day of April, 2002.

                                RWD TECHNOLOGIES, INC.



                                By: /s/ Robert W. Deutsch
                                    --------------------------------
                                       Robert W. Deutsch
                                       Chairman of the Board and
                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrator of the RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on the 26th day of April, 2002.

                                RWD TECHNOLOGIES, INC.
                                AMENDED AND RESTATED

                                EMPLOYEE STOCK PURCHASE PLAN

                                By: /s/ Jerry P. Malec
                                -----------------------------------------
                                        Jerry P. Malec
                                        On behalf of the Compensation Committee

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                            Title                                    Date
---------                                            -----                                    ----

/s/ Robert W. Deutsch             Chief Executive Officer, Chairman of the Board,         April 26, 2002
----------------------------      Director (Principal Executive Officer)
Robert W. Deutsch


/s/ Beth Marie Buck                Chief Financial Officer                                April 26, 2002
----------------------------       (Principal Financial and Accounting Officer)
Beth Marie Buck

     A majority of the Board of Directors (Robert W. Deutsch, Kenneth J. Rebeck, Dana M. Sohr, Daniel J. Slater, Dr. David Yager, Jeffrey W. Wendel, Jane C. Brown, James R. Kinney, Jerry P. Malec, Robert T. O'Connell, Robert M. Rubin, and Henry Z Shelton, Jr.).

Date:    April 26, 2002               By:  /s/ Robert W. Deutsch
                                           ---------------------
                                           Robert W. Deutsch For himself and as
                                           Attorney-In-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
------         -----------

4.1 RWD Technologies, Inc. Amended 1998 Omnibus Stock Incentive Plan (incorporated by reference to the Company's Schedule 14A, Definitive Proxy Statement, filed with the Commission on April 6, 2000, File No. 000-22145)

4.2 Amendment No. 1 to the RWD Technologies, Inc. Amended 1998 Omnibus Stock Incentive Plan (filed herewith)

4.3 RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan (incorporated by reference to the Company's
               Schedule 14A, Definitive Proxy Statement, filed with the Commission on April 5, 1999, File No. 000-22145)

4.4 Amendment No. 1 to the RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan (filed herewith)

4.5 Articles of Amendment and Restatement of the Charter (incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-1, dated February 14, 1997 (File No. 333-21779), as amended)

4.6 Amended and Restated Bylaws (incorporated by reference to the Exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 000-22145))

5.1 Opinion of counsel for the Registrant regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith)

23.1           Consent of Counsel (contained in Exhibit 5.1)

23.2           Consent of Independent Public Accountants (filed herewith)

24.1           Power of Attorney (filed herewith)